Exhibit 10.3

CONSENT

TO

LOAN AND SECURITY AGREEMENT

This Consent to Loan and Security Agreement (this “Consent”) is entered into as of January 12, 2026, by and among (a) STIFEL BANK, a Missouri state-chartered bank (“Bank”), and (b) (i) INTUITIVE MACHINES, INC., a Delaware corporation (“Parent Borrower”), and (ii) INTUITIVE MACHINES, LLC, a Delaware limited liability company (“Subsidiary Borrower”, and together with Parent Borrower, individually and collectively, jointly and severally, “Borrower”), with reference to the following facts:

RECITALS

A. Borrower has entered into that certain Loan and Security Agreement by and between Bank and Borrower dated as of March 4, 2025, as supplemented by that certain Supplement No. 1 to Loan and Security Agreement dated as of April 30, 2025 (as has been and as may be further amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”).

B. Borrower has informed Bank that it intends to consummate a transaction pursuant to which Subsidiary Borrower will acquire (i) one hundred percent (100%) of the issued and outstanding membership interests of Lanteris Space Holdings LLC, a Delaware limited liability company (the “Target”) and (ii) each of Target’s direct and indirect subsidiaries, including, without limitation, Cosmotech ZAO, an entity organized under the laws of the Russian Federation (“Cosmotech”, and together with each other direct and indirect subsidiary of Target, the “Target Subsidiaries”), together with the related transactions specified therein, pursuant to that certain Membership Interest Purchase Agreement between Parent Borrower, Subsidiary Borrower, Target, Vantor Holdings Inc., a Delaware corporation (the “Seller”), and Galileo TopCo, Inc., a Delaware corporation, in substantially the form attached hereto as Exhibit A (the “Purchase Agreement”) (the “Acquisition”).

C.  Borrower has requested that Bank consent to the Acquisition and suspend certain covenants under the Loan Agreement so long as Borrower agrees that it shall have no further ability to Borrower under the Loan Agreement until such time as Bank, in its sole and absolute discretion, determines otherwise.

D. Subject to the terms and conditions of this Consent, including an indefinite termination of any ability for Borrower to borrow under any of the facilities set forth in the Loan Documents, and in reliance on Borrower’s agreements, acknowledgments, representations, and warranties in this Consent, Bank has agreed to consent to the Acquisition.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

2. Reaffirmation of Obligations. Except as modified hereby, Borrower hereby (a) ratifies, confirms, and reaffirms the Obligations, and (b) acknowledges and agrees that except as set forth herein (i) each of the Loan Documents remain in full force and effect in accordance with their terms and (ii) the Loan Agreement and the other Loan Documents shall continue to secure all Obligations as stated therein.

3. Reaffirmation of Security Interest in the Collateral. Borrower hereby acknowledges and agrees (a) the security interests and Liens in the Collateral granted by Borrower under the Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Consent, and Bank’s priority with respect thereto shall not be affected hereby or thereby, and (b) the Loan Documents shall continue to secure all Obligations as set forth therein. Nothing in this Consent is intended to impair or limit the validity, priority or extent of Bank’s security interests in and Liens upon the Collateral.

4. Consent to Loan Agreement. Bank, subject to the terms set forth herein (including, without limitation, the Line Freeze), hereby consents to the Acquisition with respect to the Loan Documents, and it is understood that Target and Target Subsidiaries shall not be required to join the Loan Documents as a Borrower or Guarantor during the Line Freeze, and in any event the Target and Target Subsidiaries shall be Excluded Subsidiaries during the Line Freeze. Without limiting the foregoing, Bank further consents to, during the Line Freeze, all guarantees entered into by Borrower and/or its Affiliates in connection with the Purchase Agreement and other agreements in connection with that certain ING facility of Target and Target Subsidiaries, so long as:

4.1 each Borrower shall continue its corporate existence after the consummation of the Acquisition;

4.2 there are no outstanding Obligations as of the date of the Acquisition;

4.3 Bank shall have received fully executed copies of the Purchase Agreement; and

4.4 Borrower shall have paid to Bank all reasonable and documented Bank Expenses incurred through the date of this Consent pursuant to Section 11 of this Consent.

5. Suspension of Covenants. Bank acknowledges and agrees that (a) the affirmative covenants set forth in Section 6 of the Loan Agreement (other than as set forth in Sections 6.2, 6.5, 6.6 and 6.11) and (b) the negative covenants set forth in Section 7 of the Loan Agreement (other than as set forth in Sections 7.2(a), 7.2(c), 7.3 and 7.11), are each suspended during the Line Freeze, provided, however, for clarity, in no event shall such suspension extinguish or suspend any obligations of Borrower to Bank for any payment or indemnification obligations of Borrower. Borrower acknowledges and agrees that due to the foregoing suspension, Borrower shall not be deemed to be in compliance with the Loan Agreement for the purpose of exercising any rights that Borrower may have otherwise had under the Loan Agreement or Loan Documents.

6. [Reserved]

7. KinetX Joinder to Loan Agreement. Notwithstanding any terms in that certain Consent to Loan and Security Agreement, dated as of August 8, 2025, by and among Bank and

Borrower to the contrary, Bank and Borrower hereby agree that Borrower shall have until the termination (if ever) of the Line Freeze to deliver to Bank the materials set forth in Section 5 thereof.

8. Credit Extensions. Notwithstanding any terms in this Consent or in the Loan Agreement to the contrary, at all times on and after the date hereof, Borrower shall not request and Bank shall not be required to make any Credit Extension (the “Line Freeze”). The Line Freeze shall only terminate upon Bank’s written consent and in its sole discretion on such terms as Bank may determine in its sole and absolute discretion, and Borrower acknowledges and agrees that for any termination of the Line Freeze (if ever), Borrower and its Subsidiaries shall be required to deliver any and all materials required by Bank in its sole discretion to confirm that Borrower and its Subsidiaries have complied with all covenants (including, without limitation, any covenants suspended during the Line Freeze) in the Loan Agreement during such Line Freeze.

9. Limitation of Consent.

9.1 The consent provided for herein is only effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

9.2 This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

10. [Reserved]

11. Bank Expenses. Borrower shall reimburse Bank for all reasonable and documented Bank Expenses incurred through the date of this Consent.

12. Representations and Warranties. Borrower represents and warrants as follows:

12.1 Borrower is an entity duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

12.2 The execution, delivery and performance by Borrower of this Consent are within its powers, have been duly authorized, and do not contravene (a) its articles of incorporation, certificate of formation, bylaws or other organizational documents, or (b) any applicable law, statute, regulation, ordinance, tariff or order.

12.3 No consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority or other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Consent.

12.4 This Consent has been duly executed and delivered by Borrower.

12.5 This Consent constitutes a legal, valid and binding obligation enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

12.6 [Intentionally omitted.]

12.7 All representations and warranties of Borrower in this Consent are true and correct as of the date hereof.

12.8 Bank has not at any time directed or participated in any aspect of the management of Borrower or the conduct of Borrower’s business. Borrower has made all business decisions independently of Bank, and Bank has limited its actions to those solely of a lender of money.

12.9 All of Borrower’s deposit accounts (including operating and payroll accounts) and investment accounts are with Bank other than as expressly permitted pursuant to the terms of the Loan Agreement.

13. Conditions Precedent. The effectiveness of this Consent is subject to Bank’s receipt of all of the following documents and completion of the following items, each of which shall be satisfactory to Bank:

13.1 this Consent duly executed by Borrower; and

13.2 payment of all Bank Expenses incurred through the date of this Consent.

14. Release; Covenant Not to Sue.

14.1 Borrower hereby acknowledges and agrees that Bank would not enter into this Consent without Borrower’s assurance hereunder. Borrower hereby voluntarily, knowingly and absolutely discharges and releases Bank, its predecessors, any person or entity that has obtained any interest from Bank under the Loan Agreement and each of Bank’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents, affiliates and attorneys (each a “Releasee”) from any known or unknown claims which Borrower now has against any Releasee of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.

14.2 The provisions, waivers and releases set forth in this section are binding upon Borrower and Borrower’s past, present and future shareholders, agents, attorneys, employees, assigns and successors in interest, and each and every party claiming rights by or through Borrower. The provisions, waivers and releases of this section shall inure to the benefit of each Releasee and its respective assigns and successors in interest.

14.3 Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless each Releasee from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.

14.4 Borrower hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by Borrower pursuant to the above. Borrower violates the foregoing covenant, Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

14.5 The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Consent and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.

15. Further Assurances. Borrower shall execute and deliver such other documents, certificates and/or instruments and take such other actions as Bank may request from time to time to perfect or continue Bank’s security interests in Borrower’s property, and to accomplish the objectives of this Consent.

16. Consultation of Counsel. Borrower acknowledges that Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Consent. Borrower has executed this Consent after reviewing and understanding each provision of this Consent and without reliance upon any promise or representation of any person or persons acting for or on behalf of Bank. Borrower further acknowledges that Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Consent prior to the execution hereof and the delivery and acceptance of the consideration described herein.

17. Miscellaneous.

17.1 Successors and Assigns. Borrower may not assign, delegate or transfer this Consent or any of its rights or obligations hereunder and any delegation, transfer or assignment in violation hereof shall be null and void. This Consent shall be binding upon Borrower and shall inure to the benefit of Bank and its successors and assigns.

17.2 Integration. This Consent and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Consent; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

17.3 Entire Agreement. This Consent, the Loan Agreement, and the other Loan Documents contain the entire agreement of the parties hereto and supersede any other oral or written agreements or understandings with respect to the subject matter hereof and thereof. This Consent is a Loan Document for all purposes under the Loan Agreement. In the event of any inconsistency between this Consent, the Loan Agreement and the other Loan Documents, this Consent shall control.

17.4 Course of Dealing; Waivers. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

17.5 Time is of the Essence. Time is of the essence as to each and every term and provision of this Consent and the other Loan Documents.

17.6 Legal Effect. Except as explicitly set forth herein, the Loan Agreement remains unmodified and in full force and effect. If any provision of this Consent conflicts with applicable law, such provision shall be deemed severed from this Consent, and the balance of this Consent shall remain in full force and effect.

17.7 Choice of Law and Venue; Jury Trial Waiver. THIS CONSENT SHALL BE DEEMED TO HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES EXCEPT AS SET FORTH IN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, AND THAT NONE OF ITS TERMS OR PROVISIONS MAY BE WAIVED, ALTERED, MODIFIED, OR AMENDED EXCEPT AS BANK MAY CONSENT THERETO IN WRITING DULY SIGNED FOR AND ON ITS BEHALF. THIS CONSENT SHALL BE SUBJECT TO THE VENUE AND WAIVER OF JURY TRIAL NOTICE PROVISIONS OF THE LOAN AGREEMENT, WHICH ARE EXPRESSLY INCORPORATED HEREIN BY REFERENCE.

17.8 Assignment and Indemnity. Borrower consents to Bank’s assignment of all or any part of Bank’s rights under this Consent, the Loan Agreement and the other Loan Documents. Borrower shall indemnify and defend and hold Bank, and its agents, employees, officers, directors, and any assignee or successor of Bank’s interests harmless from any actions, costs, losses or expenses (including attorneys’ fees) arising out of such assignment, this Consent, the Loan Agreement and the other Loan Documents.

[SIGNATURES ON FOLLOWING PAGES]

General Use of Electronic Signatures and Records for Agreement and All Notices and Amendments: An electronic or other copy of a signed document shall be considered as effective as an original. Notwithstanding any other provision of the Consent, at Bank’s option and pursuant to such format and delivered in such manner as Bank may specify, the Consent or any amendment, information, notice, certificate, request, statement, disclosure, or authorization related to the Consent (each a “Communication”), including such Communications required to be in writing, may be in the form of an electronic record and be executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Any Communication may be executed in one or more counterparts, each of which may be executed on paper or electronically. Each executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original, and shall constitute one and the same Communication. “Authorized Email Address” means any email address Borrower has provided to Bank as the email address for Borrower. Communications may be sent electronically by Bank to Borrower (a) by sending the Communication to the Authorized Email Address for Borrower, or (b) by posting the Communication on a website and sending a notice to the postal address for Borrower or Authorized Email Address informing Borrower that the Communication has been posted, its location, and instructing Borrower on how to view it. In the absence of actual notice of non-delivery received by the sender, and except as otherwise expressly required by applicable law, Communications sent electronically pursuant to this paragraph shall be deemed received when the Communication, or notice of posting, is sent and shall constitute notice of the Communication.

IN WITNESS WHEREOF, the undersigned have executed this Consent as of the first date above written.

INTUITIVE MACHINES, INC.

By:	/s/ Anna Jones

Name:	Anna Jones

Title:	General Counsel and Corporate Secretary

INTUITIVE MACHINES, LLC

By:	/s/ Anna Jones

Name:	Anna Jones

Title:	General Counsel and Corporate Secretary

General Use of Electronic Signatures and Records for Agreement and All Notices and Amendments: An electronic or other copy of a signed document shall be considered as effective as an original. Notwithstanding any other provision of the Consent, at Bank’s option and pursuant to such format and delivered in such manner as Bank may specify, the Consent or any amendment, information, notice, certificate, request, statement, disclosure, or authorization related to the Consent (each a “Communication”), including such Communications required to be in writing, may be in the form of an electronic record and be executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Any Communication may be executed in one or more counterparts, each of which may be executed on paper or electronically. Each executed counterpart (and any copy of an executed counterpart that is an electronic record) shall be deemed an original, and shall constitute one and the same Communication. “Authorized Email Address” means any email address Borrower has provided to Bank as the email address for Borrower. Communications may be sent electronically by Bank to Borrower (a) by sending the Communication to the Authorized Email Address for Borrower, or (b) by posting the Communication on a website and sending a notice to the postal address for Borrower or Authorized Email Address informing Borrower that the Communication has been posted, its location, and instructing Borrower on how to view it. In the absence of actual notice of non-delivery received by the sender, and except as otherwise expressly required by applicable law, Communications sent electronically pursuant to this paragraph shall be deemed received when the Communication, or notice of posting, is sent and shall constitute notice of the Communication.

STIFEL BANK

By:	/s/ Cody Nenadal

Name:	Cody Nenadal

Title:	Managing Director